Exhibit 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT, dated May 21, 2008 (this “Agreement”), by and among SMSA III ACQUISITION CORP., a Nevada corporation (the “Company”), each of the investors that are purchasing Shares and are identified below (collectively, the “Investors”), WENTWORTH SECURITIES, INC. as Placement Agent (the “Placement Agent”) and THELEN REID BROWN RAYSMAN & STEINER LLP (hereinafter referred to as “Escrow Agent”).  All capitalized terms used but not defined herein shall have the meanings assigned them in the Securities Purchase Agreement (as hereinafter defined).

BACKGROUND

The Company, through the Placement Agent, proposes to make a private offering pursuant to the Securities Act of 1933, as amended, of up to $16,000,000 of Shares on a “best efforts” basis at $3.12 per Share pursuant to a Securities Purchase Agreement being entered into among the Company and the Investors on the date hereof (the “Securities Purchase Agreement”).

The Company and the Placement Agent desire to deposit all proceeds received from subscriptions for the Shares (the “Escrow Deposit”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and the Placement Agent, from time to time, at which time the Escrow Agent will disburse the Escrow Deposit in accordance with the instructions at a Closing.

The Escrow Agent is willing to hold the Escrow Deposit in escrow subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Appointment of Escrow Agent; Establishment of Escrow Account.

(a)

The Investors and the Company each hereby appoint the Escrow Agent as escrow agent and the Escrow Agent accepts that appointment and agrees to hold and dispose of the Escrow Deposit in accordance with the terms of this Agreement.  The Escrow Agent acknowledges receipt of fair and reasonable consideration for its services.

(b)

The Placement Agent and/or the Company will direct the Investors to deliver the Escrow Deposit to the Escrow Agent, addressed to the following account (the “Escrow Account”) of the Escrow Agent:

Citibank, N.A.

666 Fifth Avenue, New York, NY 10103

Acct No. 53505184

Acct Name: Thelen Reid Brown Raysman & Steiner LLP - IOLTA Account

ABA No: 021-000-089

Swift Code: CitiUS33

Reference: Sunset Suits (061175-000002)

2.

Release of the Escrow Deposit.

(a)

On the Outside Date, the Escrow Agent shall promptly release the Escrow Deposit to the Investors in such amounts as were deposited by each Investor with the Escrow Agent if the Closing (as defined in the Securities Purchase Agreement) has not occurred.  The Escrow Agent shall release the Escrow Deposit to the Investors upon receipt from the Investors of written instructions to that effect, which instructions shall be provided at the sole discretion of the Investors.  Neither the Company nor any affiliate of the Company shall deliver any notice to the Escrow Agent that conflicts in any way with the written instructions of the Investors hereunder and the Escrow Agent shall be permitted to ignore any such conflicting notice.  The Escrow Agent shall return the Escrow Deposit to the Investors promptly following receipt by the Escrow Agent of such Investors instructions and may rely on such written instructions from the Investors even if such written instructions are contrary to anything contained in this Agreement or in the Securities Purchase Agreement.

(b)

On or before the Outside Date, the Escrow Agent shall promptly release the Escrow Deposit in accordance with a funds flow memorandum containing joint written instructions signed by the Company and the Placement Agent if the Closing (as defined in the Securities Purchase Agreement) has occurred.

(c)

Notwithstanding any other provision of this Agreement, if at any time the Escrow Agent shall receive from the Company and the Investors (prior to being directed to take action by a court) joint written instructions as to the delivery of the Escrow Deposit or any portion thereof, the Escrow Agent shall deliver the Escrow Deposit in accordance with such joint written instructions.

3.

Interpleader.  The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Deposit with the clerk of the court.  In the event of any dispute regarding who is entitled to the Escrow Deposit at any time, the Escrow Agent may determine not to release the Escrow Deposit to either any Investor or the Company and may commence an interpleader action as aforesaid or may cause the Escrow Deposit to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder.  Upon any delivery or deposit of the Escrow Deposit as provided in this Section 3, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

4.

Concerning the Escrow Agent

(a)

The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

(b)

The Company and the Investors jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct.  As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors.  For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, if and to the extent that the Escrow Agent itself is a law firm, its standard hourly rates and charges then in effect.

(c)

The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity.  The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(d)

The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Securities Purchase Agreement.

(e)

All of the Escrow Agent's rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Deposit in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after this date.

(f)

The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Agreement to accomplish the intentions of the parties.

(g)

The Investors and the Placement Agent acknowledge that they know that the Escrow Agent has represented the Company in connection with the Securities Purchase Agreement and this Agreement and that it may continue to represent the Company in that connection and in connection with the transactions contemplated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements.  The Escrow Agent shall not be precluded from or restricted from representing the Company or any of its affiliates or otherwise acting as attorneys for the Company or any of its affiliates in any matter, including, but not limited to, any court proceeding or other matter related to the Securities Purchase Agreement, this Agreement or the transactions contemplated by the Securities Purchase Agreement, or this Agreement or the Escrow Deposit, whether or not there is a dispute between the Investors and the Company with respect to any such matter.  The Investors and the Placement Agent irrevocably consent to any such representation and waive any conflict or appearance of conflict with respect to any such representation.

5.

Representations.  Each Investor and the Company each represents and warrants to the Escrow Agent that each has full power and authority to enter into and perform this Agreement; that this Agreement was duly authorized by all necessary corporate or other action; and that this Agreement is enforceable against each party in accordance with its terms.

6.

Resignation; Successor Escrow Agent.  The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 30 days prior notice to each of the other parties.  Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor agent within 15 days, but if within that 15-day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires.  The fees and charges of any successor escrow agent shall be payable out of the Purchase Price.  A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position.  The Investors and the Company shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment.

7.

Notices.  All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective parties at the addresses specified on the signature page hereto.

8.

Miscellaneous.

(a)

The Company and the Investors shall jointly and severally pay to the Escrow Agent on demand all costs and expenses, including, without limitation, the costs of any interpleader or similar action, incurred by the Escrow Agent in performing its services under this Agreement.  As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors.

(b)

If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.  It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(c)

This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns and shall not be enforceable by or inure to the benefit of any third party.  No party may assign its rights or obligations under this Agreement or any interest in the Escrow Deposit without the written consent of the other parties unless otherwise specified herein, and any other purported assignment shall be void.  In no event shall the Escrow Agent be required to act upon or be bound by any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Deposit to any person other than, the Company or the Investors.

(d)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

(e)

The courts of the State of New York and the United States District Courts for New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement.  A summons or complaint or other process in any such action or proceeding served by mail in accordance with the notice provisions of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

(f)

This Agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally.  Any waiver must be in writing.

(g)

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(h)

The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(i)

This Agreement is being executed both in English and in a foreign language.  If any ambiguity or vagueness arises between the English language version and the foreign language version or if there is any inconsistency or conflict between the two versions, the English language version will control.

[Signature Page Follows]

IN WITNESS WHEREOF, the respective parties have executed this Agreement as of the date first above written.

SMSA III ACQUISITION CORP.

By:
Name: Mirosław Kranik
Title: Chief Executive Officer and President

Address:	ul. Garbary 57
61-758 Pozna
Poland
Attention: Mr. Mirosław Kranik

Fax:	48-61-642-4053

THELEN REID BROWN RAYSMAN & STEINER LLP

By:
Name: Louis A. Bevilacqua
Title: Partner

Address:	701 Eighth Street, N.W.
Washington, DC 20001
Attention: Louis A. Bevilacqua

Fax:	202-654-1804

WENTWORTH SECURITIES, INC.

By:
Name:
Title:

Address:

Fax:

[Signature Page to Escrow Agreement]

INVESTOR:

(Name)

By:
Name:
Title:

Address:

Fax:

[Signature Page to Escrow Agreement]